SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report (Date of earliest event reported)       May 31, 2000
                                                       ------------

                              VITECH AMERICA, INC.
--------------------------------------------------------------------------------

             (Exact name of registrant as specified in its charter)



            Florida                      0-21369                  65 0419086
--------------------------------------------------------------------------------
(State or other jurisdiction         (Commission File          (IRS Employer
       or incorporation)                  Number)            Identification No.)



                   2190 N.W. 89th Place, Miami, Florida 33172
--------------------------------------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code       (305) 477-1161
                                                         --------------


                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

ITEM 5.  Other Events.
         -------------

         Vitech America, Inc. (the "Company") entered into an agreement with Intel Corporation ("Intel") which resulted in the purchase by Intel of shares of common stock of the Company. The purchase price of the shares is approximately $3.6 million and is being satisfied by a swap of the Company's indebtedness to Intel. The number of shares to be purchased by Intel pursuant to the agreement shall be calculated as follows: The purchase price divided by the volume weighted average closing price sale price of the Company's common stock as reported on the Nasdaq National Stock Market for the 20 trading days prior to the effective date of the above-described registration statement. If the number of shares exceeds 4.9% of the Company's outstanding common stock, the Company shall issue to Intel only such number of shares of common stock equal to 4.9% of the Company's outstanding common stock and shall pay the balance of such amount in cash. Within 30 calendar days of the effective date of the agreement, the Company is obligated to file a registration statement to register all of its securities to be issued under the agreement. The Company shall pay all expenses in connection with such registration (excluding underwriter's or broker's discounts or commissions relating to the shares sold by the holder of the securities).

         The above discussion is qualified by its entirety to the Agreement which is filed with this Report on Form 8-K.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

         Exhibits
         --------

         10.27    Agreement between Vitech America, Inc. and Intel Corporation.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                VITECH AMERICA, INC.


                                                By: /s/ Edward Kelly
                                                --------------------
                                                     Edward Kelly
                                                     Chief Financial Officer

DATED: June 14, 2000





                                       3